UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐  Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

CELANESE CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Commencing on April 9, 2015, the following letter will be sent to certain stockholders of Celanese Corporation:

Celanese Corporation
222 W. Las Colinas Blvd., Suite 900N
Irving, TX 75039
Phone: 972 443 4000

April 9, 2015

Dear Celanese Stockholders:

Celanese Corporation today announced that Institutional Shareholder Services (“ISS”) revised its proxy analysis and vote recommendation to Celanese stockholders for the 2015 Annual Meeting of Stockholders. ISS now recommends a vote FOR Proposal 2: Advisory Approval of Executive Compensation. The Board of Directors of Celanese continues to recommend that stockholders vote their shares FOR Proposal 2: Advisory Approval of Executive Compensation.

Celanese’s 2015 Annual Meeting of Stockholders will be held on April 23, 2015.

Thank you for your consideration. If you have any questions, please contact Jon Puckett, Vice President, Investor Relations, at (972) 443-4965 or at jon.puckett@celanese.com.

Celanese Corporation

James R. Peacock III
Vice President, Deputy General Counsel
and Corporate Secretary

The following news release was issued on April 9, 2015:

Celanese Corporation
222 West Las Colinas Blvd
Irving, Texas 75039
News Release

Celanese Issues Statement on ISS Recommendation

DALLAS, April 9, 2015 - Celanese Corporation (NYSE:CE), a global technology and specialty materials company, today announced that Institutional Shareholder Services (“ISS”) revised its proxy analysis and vote recommendation to Celanese stockholders for the 2015 Annual Meeting of Stockholders. ISS now recommends a vote FOR Proposal 2: Advisory Approval of Executive Compensation. The Board of Directors of Celanese continues to recommend that stockholders vote their shares FOR Proposal 2: Advisory Approval of Executive Compensation.

Celanese’s 2015 Annual Meeting of Stockholders will be held on April 23, 2015.

About Celanese
Celanese Corporation is a global technology leader in the production of differentiated chemistry solutions and specialty materials used in most major industries and consumer applications. With sales almost equally divided between North America, Europe and Asia, the company uses the full breadth of its global chemistry, technology and business expertise to create value for customers and the corporation. Celanese partners with customers to solve their most critical needs while making a positive impact on its communities and the world. Based in Dallas, Texas, Celanese employs approximately 7,400 employees worldwide and had 2014 net sales of $6.8 billion. For more information about Celanese Corporation and its product offerings, visit www.celanese.com or our blog at www.celaneseblog.com.

Contacts:

Investor Relations	Media Relations - Global
Jon Puckett	Travis Jacobsen
Phone: +1 972-443-4965	Phone: +1 972-443-3750
Jon.Puckett@celanese.com	William.Jacobsen@celanese.com